UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

Compass Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55939	82-4876496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Guest Street, Suite 601 Boston, Massachusetts		02135
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 500-8099

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPX	OTCQB Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2021, Compass Therapeutics, Inc. (the “Company”) and TRIGR Therapeutics, Inc. (“TRIGR”), a private biotechnology company, entered into a definitive merger agreement (the “Merger Agreement”). Pursuant to the Merger Agreement, the Company, through its wholly owned subsidiaries and a two-step merger structure, will acquire all of the outstanding shares of TRIGR (the “Merger”). Consideration payable to TRIGR shareholders at closing totals an aggregate of 10,265,154 shares of Compass’ common stock, issued as unregistered shares in a private placement. In addition, TRIGR shareholders are eligible to receive up to $9 million, representing earnout payments which are dependent on certain events, including $5 million which is dependent on biologics license application approval of a product candidate acquired in the transaction, renamed CTX-009. The closing of the transaction is subject to certain customary conditions including the consent of the holders of a majority of TRIGR’s common shares. Following the issuance of the share consideration, the Company has agreed to register such shares for resale by the recipients thereof.

The Company must file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission within 15 days of becoming eligible to register for resale such shares on Form S-3, or, if not eligible as of July 1, 2021, within 15 days of July 1, 2021, and use its commercially best efforts to ensure that the Registration Statement is declared effective within 90 calendar days after the closing of the Merger. If the Company fails to meet these deadlines, among other customary actions and subject to customary exceptions, the recipients are eligible to receive liquidated damages as described in the Merger Agreement.

Pursuant to the Merger Agreement and subject to approval by the Board of Directors of the Company (the “Board”), the Company has agreed to appoint Miranda Toledano, Chief Financial Officer and Chief Operating Officer of TRIGR, as a Class II director to join the Board. Such appointment is subject to the closing of the Merger and would occur following the Company’s 2021 annual meeting of stockholders.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 13, 2021, the Company issued a press release announcing the proposed Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 7.01.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, among other things, references to our product candidates and the development and therapeutic potential thereof, our technologies for identifying additional product candidates, our business and development plans, including our planned acquisition of TRIGR, the terms thereof and the intended benefits from such transaction, as well as the planned development and therapeutic potential of CTX-009. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, the inherent uncertainties associated with developing product candidates and operating as a development stage company, our ability to complete the planned acquisition of TRIGR and to integrate its product candidates into our pipeline, our ability to develop new pipeline candidates, including CTX-009, and to achieve the intended benefits of the planned acquisition of TRIGR, our ability to identify additional product candidates for development, our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, and competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this Current Report, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation our Form 10-K for the year ended December 31, 2020, and our subsequent filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1

Merger Agreement, dated May 13, 2021, by and among Compass Therapeutics, Inc., Compass Intermediate Acquisition Company, Inc., Compass Acquisition Company, LLC, TRIGR Therapeutics, Inc. and PENG Ventures, LLC, as Stockholder Representative.

99.1	Press Release, issued on May 13, 2021, by Compass Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Compass Therapeutics, Inc.

By:
Date: May 13, 2021		/s/ Thomas J. Schuetz
Thomas J. Schuetz, M.D.
Chief Executive Officer

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